Exhibit 99.1

The Chemours Company Completes Spin-Off from DuPont and

Launches as an Independent, Publicly Traded Company

WILIMINGTON, Del., July 1, 2015 – The Chemours Company (“Chemours”) (NYSE: CC), a global chemical company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, announced today the completion of its spin-off from DuPont and its launch as an independent, publicly traded corporation. The company’s common stock will begin trading “regular way” today on the New York Stock Exchange (NYSE) under the symbol “CC”.

“We think of Chemours as a 200-hundred-year-old start-up,” said Mark Vergnano, president and chief executive officer of Chemours. “We bring to the market a rich heritage based on our DuPont legacy and built on industry leadership and innovation adding the energy and agility of a customer-centered, global business fresh out of the starting gate. Our businesses are already known for pioneering application development and world-class product stewardship and safety. Our workforce is among the best in the industry; they bring years of experience, deep chemistry expertise, and outstanding engineering knowledge to our more than 5,000 customers across the globe.

“Together, we’re going to build on our strengths, while becoming more streamlined and responsive,” Vergnano continued. “We are focusing our efforts on reducing our cost structure, enhancing our portfolio, and driving growth that supports customer demand. Three strategic cornerstones define Chemours today: optimizing our asset base, increasing cash flow, and allocating capital strategically,” he concluded.

Vergnano is joined by an experienced executive team, who bring extensive industry knowledge and strong operating skills to Chemours. They are:

•	Mark E. Newman, Senior Vice President, Chief Financial Officer

•	E. Bryan Snell, President, Titanium Technologies

•	Thierry Vanlancker, President, Fluoroproducts

•	Chris Siemer, President, Chemical Solutions

•	Beth Albright, Senior Vice President, Human Resources

•	Erich Parker, Vice President of Corporate Communications and Chief Brand Officer

•	Dave Shelton, General Council & Corporate Secretary

About The Chemours Company

The Chemours Company helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise, and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon®, Ti-Pure®, Krytox® Viton®, Opteon® and Nafion®. Chemours has approximately 9,000 employees across 37 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC. For more information, please visit chemours.com or follow Chemours on Twitter at @chemours.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the timing of the spin-off, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements involve risks and uncertainties, including those described in the registration statement on Form 10 and other filings made by Chemours with the Securities and Exchange Commission. Actual results may differ. Chemours undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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DuPont™ is a registered trademark of DuPont or its affiliates.

CONTACT:

MEDIA:

Robert Dekker

Global Corporate Communications Leader

+1.302.773.4509

robert.dekker@chemours.com

INVESTORS:

Alisha Bellezza

Director of Investor Relations

+1.302.773.2263

alisha.bellezza@chemours.com